Exhibit 99.3

NeOnc Technologies to Be Featured on Health Uncensored with Dr. Drew to Discuss Reaching Brain Tumors
Without Surgery or Systemic Chemotherapy

Segment to air Sunday, October 25, at 5:30 p.m. ET on Fox Business Network

CALABASAS, Calif., October 22, 2026 -- NeOnc Technologies Holdings, Inc. (Nasdaq: NTHI) (“NeOnc” or the “Company”), a clinical-stage biopharmaceutical company developing therapies for central nervous system (CNS) cancers, today announced that it will be featured on Health Uncensored with Dr. Drew, a national health television series hosted by Dr. Drew Pinsky, in a segment on non-invasive approaches to delivering investigational therapies to brain tumors.

Fox Business Network will carry the segment on Sunday, October 25, 2026, at 5:30 p.m. ET / 2:30 p.m. PT. Air dates and times are subject to change.

Amir F. Heshmatpour, Executive Chairman, President and Chief Executive Officer, and Thomas Chen, MD, PhD, Founder, Chief Medical Officer and Chief Scientific Officer of NeOnc, join Dr. Drew to discuss how NeOnc’s intranasal approach is designed to reach brain tumors directly, without the limitations of surgery and systemic chemotherapy.

During the segment, Mr. Heshmatpour describes brain cancer as a growing problem and discusses the Company’s investigational intranasal NEO100 program, which is in clinical development in both adults and children. Speaking about what the program could mean for patients, he says: “We believe that we will make a significant impact in the standard of care for adults and kids suffering with brain cancer.”

Additionally, in the segment, Dr. Chen explains how the same mechanism meant to protect the brain actually makes brain tumors so difficult to treat with traditional approaches, and how NeOnc is working to overcome that challenge.

NEO100 is a highly purified form of perillyl alcohol administered intranasally. Its delivery approach is designed to provide a non-invasive route to the brain. NEO100 remains investigational, and its safety and efficacy have not been established.

About Health Uncensored with Dr. Drew

Health Uncensored with Dr. Drew is a health and wellness program hosted by Dr. Drew Pinsky, a board-certified physician in Internal and Addiction Medicine, as well as a television host, author and public speaker. Dr. Drew engages with a range of experts, thought leaders, celebrities and everyday people to provide viewers with practical advice, evidence-based information and discussions about wellness, mental health and the importance of proactive health management.

About NeOnc Technologies Holdings, Inc.

NeOnc Technologies Holdings, Inc. is a clinical-stage biopharmaceutical company developing therapies for central nervous system cancers. Its investigational programs include intranasal NEO100 and oral NEO212. NEO212 has completed Phase 1 dose escalation and is advancing toward Phase 2 development. NeOnc exclusively licenses a worldwide portfolio of issued patents and pending applications from the University of Southern California related to NEO100, NEO212 and other drug candidates and delivery approaches.

For more information, visit https://neonc.com.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding the Company’s clinical development programs and the clinical potential of NEO100. These statements reflect current expectations and involve risks and uncertainties. NEO100 is investigational and has not been approved by any regulatory authority; future studies may not demonstrate safety or efficacy; clinical development remains subject to applicable clinical, regulatory and institutional requirements; and no regulatory pathway or marketing approval is assured. Actual results may differ materially. Readers should consider the risk factors described in the Company’s most recent filings with the Securities and Exchange Commission. These statements speak only as of the date of this release.

The Company undertakes no obligation to update forward-looking statements except as required by law.

“NEO100” and “NEO212” are registered trademarks of NeOnc Technologies Holdings, Inc.

Contacts

Company Contact:

info@neonc.com

Investor Contact:

Jon Nugent

Jon Nugent Communications

jon@jonnugent.com

205-566-3026